As filed with the Securities and Exchange Commission on March 19, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0604557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1010 Second Avenue

San Diego, California 92101

Tel: (619) 243-7500

(Address of Principal Executive Offices)

2003 Equity Incentive Plan

2008 Equity Incentive Plan

2008 Employee Stock Purchase Plan

2008 Non-Employee Directors’ Stock Option Plan

(Full titles of the plans)

Arie Cohen

President and Chief Executive Officer

CardioNet, Inc.

1010 Second Avenue

San Diego, California 92101

Tel: (619) 243-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq.

Ethan E. Christensen, Esq.
COOLEY GODWARD KRONISH
4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of Registration Fee
2003 Equity Incentive Plan Common Stock (par value $0.001)	1,721,114 shares	(2)	$7.56	(3)	$13,011,622	(3)	$512
2008 Equity Incentive Plan Common Stock (par value $0.001)	516,753 shares	(4)	$18.00	(5)	$9,301,554	(5)	$366
2008 Employee Stock Purchase Plan Common Stock (par value $0.001)	238,000 shares	(6)	$18.00	(5)	$4,284,000	(5)	$169
2008 Non-Employee Directors’ Stock Option Plan Common Stock (par value $0.001)	142,500 shares	(7)	$18.00	(5)	$2,565,000	(5)	$101

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the CardioNet, Inc. 2003 Equity Incentive Plan (the “2003 EIP”). The 2003 EIP has been terminated and no further option grants will be made under the 2003 EIP and any shares remaining available for future grant, plus any shares underlying outstanding options that expire or are forfeited, have been allocated to our CardioNet, Inc. 2008 Equity Incentive Plan (the “2008 EIP”).

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 1,721,114 shares of Common Stock reserved for future issuance upon the exercise of options outstanding under the 2003 EIP are calculated using a weighted average exercise price for such shares of $7.56 per share based on exercise prices for such shares ranging from $1.50 to $18.30 per share.

(4)

Represents 516,753 shares of the Registrant’s common stock reserved for future grant under the 2008 EIP. The 2008 EIP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2008 EIP on January 1, from 2009 until 2018. The number of shares added each year will be equal to the least of: four percent of the aggregate number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year; 1,500,000 shares of the Registrant’s common stock; or a lesser number of shares of the Registrant’s common stock that may be determined each year by the Registrant’s board of directors.

(5)

This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the price per share of the Registrant’s common stock in the initial public offering of the Registrant’s common stock as set forth in the Registrant’s Prospectus filed with the Securities and Exchange Commission on March 19, 2008 pursuant to Rule 424(b) under the Securities Act.

(6)

Represents 238,000 shares of the Registrant’s common stock reserved for future grant under the CardioNet, Inc. 2008 Employee Stock Purchase Plan (the “2008 ESPP”). The 2008 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2008 ESPP on January 1, from 2009 until 2018. The number of shares added each year will be equal to the least of: one percent of the aggregate number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year; 300,000 shares of the Registrant’s common stock; or a lesser number of shares of the Registrant’s common stock that may be determined each year by the Registrant’s board of directors.

(7)

Represents 142,500 shares of the Registrant’s common stock reserved for future grant under the CardioNet, Inc. 2008 Non-Employee Directors’ Stock Option Plan (the “2008 NEDSOP”). The 2008 NEDSOP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2008 NEDSOP on January 1, from 2009 until 2018. The number of shares added each year will be equal to aggregate number of shares of the Registrant’s common stock subject to options granted under the 2008 NEDSOP during the immediately preceding year or a lesser number of shares of the Registrant’s common stock that may be determined each year by the Registrant’s board of directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)                                  The Registrant’s prospectus filed on March 19, 2008 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 (File No. 333-145547), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)                                  The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on March 13, 2008 (File No. 001-33993) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of the Common Stock being offered by this prospectus and certain other legal matters are being passed upon for the Registrant by its counsel, Cooley Godward Kronish LLP, San Diego, California.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•        transaction from which the director derives an improper personal benefit;

•        act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payment of dividends or redemption of shares; or

•        breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number

3.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

3.2(1)	Form of Registrant’s Amended and Restated Bylaws.

4.1(2)	Form of Common Stock Certificate of the Registrant.

4.2(1)	Warrant issued by Registrant on August 9, 2000 to Silicon Valley Bank.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Ernst & Young LLP, independent certified public accountants.

23.3	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(2)	2003 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.2(2)	2008 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.3(2)	2008 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.4(2)	2008 Non- Employee Directors’ Stock Option Plan and Form of Stock Option Agreement thereunder.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-145547), filed with the Commission on August 17, 2007, and incorporated herein by reference.

(2)

Filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145547), filed with the Commission on February 28, 2008, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement; and

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 19, 2008.

CardioNet, Inc.

By:	/s/ ARIE COHEN
Arie Cohen
President, CEO and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arie Cohen and Martin P. Galvan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ARIE COHEN	President, CEO and Director
Arie Cohen	(Principal Executive Officer)	March 19, 2008

/s/ MARTIN P. GALVAN	CFO
Martin P. Galvan	(Principal Financial and Accounting Officer)	March 19, 2008

/s/ JAMES M. SWEENEY	Executive Chairman and Director	March 19, 2008
James M. Sweeney

/s/ FRED MIDDLETON	Director	March 19, 2008
Fred Middleton

/s/ WOODROW MYERS, JR.	Director	March 19, 2008
Woodrow Myers Jr., M.D.

/s/ ERIC N. PRYSTOWSKY	Director	March 19, 2008
Eric N. Prystowsky, M.D.

/s/ HARRY T. REIN	Director	March 19, 2008
Harry T. Rein

/s/ ROBERT J. RUBIN	Director	March 19, 2008
Robert J. Rubin, M.D.

EXHIBIT INDEX

Exhibit Number

3.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

3.2(1)	Form of Registrant’s Amended and Restated Bylaws.

4.1(2)	Form of Common Stock Certificate of the Registrant.

4.2(1)	Warrant issued by Registrant on August 9, 2000 to Silicon Valley Bank.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Ernst & Young LLP, independent certified public accountants.

23.3	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(2)	2003 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.2(2)	2008 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.3(2)	2008 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.4(2)	2008 Non- Employee Directors’ Stock Option Plan and Form of Stock Option Agreement thereunder.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-145547), filed with the Commission on August 17, 2007, and incorporated herein by reference.

(2)

Filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145547), filed with the Commission on February 28, 2008, and incorporated herein by reference.